UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018

Innovate Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615

(Address of principal executive offices) (Zip Code)

(919) 275-1933

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On June 29, 2018, Innovate Biopharmaceuticals, Inc. (the “Company”) filed Amendment No. 1 on Form 10-K/A (the “Amendment”) to amend the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as previously filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2018 (the “Form 10-K”). The Amendment was filed solely to (i) update the disclosure in “Item 1. Business” to reflect comments received from the SEC Staff on the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2018, as amended and previously reflected therein, (ii) re-file certain exhibits for which confidential treatment was sought, Exhibits 10.1 and 10.2 to the Form 10-K (the “Exhibits”) and (iii) revise the Exhibit Index. The Exhibits, as re-filed on the Amendment, restore certain provisions that had previously been redacted in accordance with the Company’s application for confidential treatment in response to comments received from the SEC Staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc. a Delaware corporation

Date: June 29, 2018	By:	/s/ Jay P. Madan

Jay P. Madan
President and Chief Business Officer